Exhibit 10.4
EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of January 4, 2011, is made with respect to the LOAN AND SECURITY AGREEMENT, dated as of July 26, 2005 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), between WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wells Fargo Retail Finance, LLC) (herein, the “Lender”), with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02109, and BLUEFLY, INC. (the “Borrower”), a Delaware corporation with its principal executive offices at 42 West 39th Street, New York, New York  10018.

BACKGROUND:

The Borrower has informed the Lender that the Borrower intends to enter into a certain Operating Agreement of Eyefly, LLC (the “Operating Agreement”) with A+D Labs LLC (“Modo”) pursuant which the Borrower and Modo will form Eyefly, LLC (“Eyefly”) (the “Specified Transaction”);

The Borrower has informed the Lender that in connection with the Specified Transaction it intends to invest the sum of up to $676,000 (“Eyefly Investment”) into Eyefly and as a result will own fifty two percent of issued and outstanding equity interest of Eyefly.

The Borrowers have requested that the Lender (i) consent to the Specified Transaction to the extent necessary to prevent the occurrence of an Event of Default under the Loan Agreement as a result of the Specified Transaction, (ii) consent to the Borrower making the Eyefly Investment; and (iii) amend certain terms and conditions of the Loan Agreement, and the Lender is willing to do so on the terms and conditions set forth in this Eighth Amendment.

In consideration of the mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

Section 1.         Capitalized Terms.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

Section 2.         Consent to Specified Transaction.  Subject to satisfaction of each and all of the preconditions to effectiveness set forth in Section 5 below, the Lender hereby consents to the consummation by the Borrower of the Specified Transaction.

Section 3.         Limited Scope of Consent.  The consent to the Specified Transaction contained in Section 2 above (i) is a limited, one-time consent, (ii) shall not be deemed to constitute to any similar transaction or any other event which is prohibited by the terms of the Loan Agreement, and (iii) is granted by the Lender in reliance upon the Borrower’s representations, warranties and agreements set forth herein.

Section 4.         Amendment to Loan Agreement.  Subject to the satisfaction of the Conditions Precedent set forth in Section 5, the provisions of the Loan Agreement are hereby amended as follows:

4.1         Article 1 of the Loan Agreement is hereby amended as follows:

(a)         The following definitions are added to Article 1 in alphabetical order:

“Eighth Amendment Effective Date”: Means the date that the Conditions Precedent set forth in Section 5, hereof are satisfied as determined by the Lender in its discretion.

“Eyefly”: Means Eyefly, LLC a Delaware Limited Liability Company

“Eyefly Operating Agreement”: Means that certain Operating Agreement of Eyefly, LLC dated as of January 4, 2011, as the same may be amended from time to time.

“Initial Eyefly Investment”: Means the portion of the initial capital contribution made by the Borrower to Eyefly in accordance with the Eyefly Operating Agreement, in an amount not to exceed $364,000.

“Pledge Agreement”: Means the Pledge Agreement dated as of the Eighth Amendment Effective Date by the Borrower in favor of the Lender pledging the Borrowers equity interest in Eyefly.

“Subsequent Eyefly Investment”: Means capital contributions made by the Borrower to Eyefly after the Eighth Amendment Effective Date in accordance with the Eyefly Operating Agreement, in an amount not to exceed $312,000 in the aggregate.  The parties acknowledge and agree that the Subsequent Eyefly Investment may be made in one or more tranches, provided that the aggregate amount of such tranches does not exceed $312,000.

(b)         The following definitions in Article 1 are amended as follows:

(i)         The definition of “Permitted Affiliate Transaction” contained therein is deleted in its entirety and replaced with the following:

"Permitted Affiliate Transactions":  (a) the incurrence of any Indebtedness to the Subordinated Entities, so long as such Indebtedness is subject to the terms and conditions of the Subordination Agreement, (b) the sale of capital stock of the Borrower to an Affiliate, (c) the grant of options or warrants to an Affiliate, (d) the Initial Eyefly Investment on the Eighth Amendment Effective Date, and (e) provided no Event of Default exist or would arise as a result of making such Investment, the Subsequent Eyefly Investment.

(ii)         The definition of “Loan Documents” contained therein is deleted in its entirety and replaced with the following:

"Loan Documents":  This Agreement, the Pledge Agreement and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Lender or any Affiliate of the Lender, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Lender or any Affiliate of the Lender, including any Bank Product Agreements, as each may be amended from time to time.

4.2         Article 4 of the Loan Agreement is hereby amended as follows:

(a)         Section 4.19(g) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(g) Organize or create any Affiliate, other than Eyefly.  For the avoidance of doubt, this covenant shall not apply to Affiliates of the Subordinated Entities.

Section 5.         Conditions Precedent.  This Amendment shall not be effective until each of the following conditions have been satisfied, as determined by the Lender in its discretion:

5.1         The Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto.

5.2         The Lender shall have received a fully executed copy of the Pledge Agreement.

5.3         All corporate and shareholder action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Lender shall have been provided to the Lender.

5.4         After giving effect to this Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

5.5         After giving effect to this Amendment and the Initial Eyefly Investment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

5.6         The Lender shall have received the Eyefly Operating Agreement duly executed by each of the parties hereto.

5.7         Assuming the entire Eyefly Investment were made on the Eighth Amendment Effective Date, immediately before and after giving effect to the Eyefly Investment and on a pro forma basis for each of the twelve months thereafter Availability is greater than $3,000,000. The Borrower shall deliver to the Lender evidence of satisfaction of the conditions set forth above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Lender.

5.8         The Borrower shall have paid in full all reasonable costs and expenses of the Lender (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Amendment.

Section 6.         Conditions Subsequent.  On or before five (5) Business Days after the Eighth Amendment Effective Date, the Specified Transaction shall have been consummated and Modo shall have funded to its initial capital contribution of not less than $336,000 as required by the Eyefly Operating Agreement.

Section 7.         Amendment Fee. The Borrower will pay to the Lender an amendment fee (the “Amendment Fee”) in an amount equal to $10,000 in consideration for the amendment contained herein.  The Amendment Fee shall be fully earned upon the date hereof and payable in full by the Borrower to the Lender upon the earlier of and Event of Default or January 31, 2011. Once paid the Amendment fee shall not be subject to refund or rebate under any circumstances.

Section 8.         Waiver of Claims.

8.1         The Borrower, for itself and on behalf of its officers, directors, employees, attorneys, representatives, administrators, successors, and assigns hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parent, affiliates, participants, successors, or assigns (collectively, “Credit Parties”) with respect to the Liabilities, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Credit Party, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Credit Parties from any liability therefor.

Section 9.         Miscellaneous.

9.1         Except as provided herein, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.

9.2         This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.3         This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

9.4         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE COMMONWEALTH OF MASSACHUSETTS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

BLUEFLY, INC.

By:	/ s / Kara B. Jenny
Name:	Kara B. Jenny
Title:	CFO

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/ s / Michele L. Ayou
Name:	Michele L. Ayou
Authorized Signatory